Exhibit 10.7
EXECUTION VERSION

REORGANIZATION AGREEMENT
dated December 31, 2021
BY AND AMONG
TPG HOLDINGS I, L.P.,
TPG HOLDINGS II, L.P.,
TPG HOLDINGS III, L.P.,
TPG GROUP ADVISORS (CAYMAN), INC.,
TPG GROUP ADVISORS (CAYMAN), LLC,
TPG GROUP HOLDINGS (SBS) ADVISORS, INC.,
TPG GROUP HOLDINGS (SBS) ADVISORS, LLC,
DAVID BONDERMAN,
JAMES COULTER,
JON WINKELRIED,
and
TPG GP A, LLC

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS; INTERPRETATION	1

1.1	Certain Definitions	1
1.2	Other Interpretive Provisions	6

ARTICLE II	REORGANIZATION	7

2.1	2021 TPG Holdings Recapitalization	7
2.2	2021 TPG Holdings I-III Recapitalizations and Divisions	7
2.3	2021 TPG Partner Holdings Recapitalization and Division	7
2.4	2021 Formation of TPG H2Sub, LLC	8
2.5	Recapitalizations upon the IPO	8
2.6	TPEP Transactions	8
2.7	TPG Group Holdings (SBS) Distributions	8
2.8	Conversion of Certain PubCorp Related Entities	8
2.9	TPG Group Holdings (SBS) Contributions	8
2.10	TPG H2Sub LLC Contribution	8
2.11	TPG GP Advisors, Inc.	8
2.12	TPG GP A Transactions	8

ARTICLE III	MISCELLANEOUS	9

3.1	Indemnification	7
3.2	Notices	8
3.3	Amendment; Waiver	9
3.4	Reorganization Schedules	9
3.5	Entire Agreement; Integration	9
3.6	Assignment	9
3.7	No Third-Party Beneficiaries	9
3.8	Severability	9
3.9	Governing Law; Jurisdiction; Arbitration	10
3.10	Counterparts	11
Exhibits and Schedules

i

REORGANIZATION AGREEMENT
This REORGANIZATION (this “Agreement”) is entered into on December 31, 2021 (the “Effective Date”), by and among TPG Holdings I, L.P., a Delaware limited partnership (“TPG Holdings I”), TPG Holdings II, L.P., a Delaware limited partnership (“TPG Holdings II”), TPG Holdings III, L.P., a Delaware limited partnership (“TPG Holdings III”), TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“TPG Group Holdings (SBS) Advisors Inc.”), TPG Group Holdings (SBS) Advisors, LLC, a Delaware limited liability company (“TPG Group Holdings (SBS) Advisors LLC”), TPG Partner Holdings Advisors, Inc., a Delaware corporation (“TPG Partner Holdings Advisors”), TPG Group Advisors (Cayman), LLC, a Cayman Islands limited liability company (“TPG Group Advisors LLC”), TPG Group Advisors (Cayman), Inc., a Cayman Islands corporation (“TPG Group Advisors”), David Bonderman, James Coulter, Jon Winkelried (“JW”), and TPG GP A, LLC, a Delaware limited liability company (“TPG GP A”). Each of the parties hereto may be referred to herein as a “Party” and collectively as the “Parties”. All capitalized terms used herein shall have the meaning set forth in Section 1.1 unless the context clearly indicates otherwise.
RECITALS
WHEREAS, the TPG Group is engaged in the investment business and certain related business (collectively, the “Business”); and
WHEREAS, the Parties desire to (i) divide the assets and liabilities of the Business between the TPG Holdings I-III Partnerships, on the one hand, and the RemainCo I-III Partnerships, on the other hand, (ii) effect an IPO of TPG Partners, LLC, a Delaware limited liability company, after its conversion to a Delaware corporation (“PubCorp”) and have PubCorp (directly and indirectly) acquire Common Units in the TPG Holdings I-III Partnerships in connection with the IPO, (iii) reorganize and recapitalize the TPG Holdings I-III Partnerships and certain other partnerships, and (iv) enter into various agreements related thereto.
NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATION
1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Agreement” shall have the meaning set forth in the preamble.
“Applicable Taxes” shall mean U.S. federal, state or local Taxes, including any “imputed underpayment” within the meaning of Section 6225 of the Code and any Tax arising from an election under Section 6226 of the Code.

“Applicable Time” shall mean, with respect to any transaction or event listed on Schedule 2, the time identified on Schedule 2 for such transaction or event.
“BondCo, Inc.” means BondCo, Inc., a Texas corporation.
“Business” shall have the meaning set forth in the recitals.
“Class A Common Stock” shall mean the Class A Common Stock and the nonvoting Class A Common Stock, as each is described in the PubCorp Charter.
“Class B Common Stock” shall have the meaning ascribed to such term in the PubCorp Charter.
“Code” means the Internal Revenue Code of 1986, as amended.
“CoulCo, Inc.” means CoulCo, Inc., a Texas corporation.
“Covered Claim” shall have the meaning set forth in Section 3.1(a).
“Covered Entity” shall mean each of (i) the TPG Holdings I-III Partnerships, (ii) TPG New Holdings, (iii) TPG Partner Holdings, (iv) the RemainCo I-III Partnerships, (v) RemainCo Holdings and (vi) RemainCo Partner Holdings.
“Covered Income” shall mean any items of income, gain, loss or deduction recognized for U.S. federal, state or local income tax purposes in the Reorganization (or a transaction effected pursuant to the Reorganization) but only if and to the extent (i) such recognition is inconsistent with the tax returns filed by the TPG Group and (ii) such recognition results from (A) an adjustment made by the U.S. Internal Revenue Service or a correlative adjustment made by a state or local taxing authority or (B) an amendment to any such tax returns that was made in connection with an audit by the Internal Revenue Service.
“Covered Person” shall mean (i) each Person that was a partner of a TPG Holdings I-III Partnership at the time of the relevant portion of the Reorganization, (ii) TPG Group Holdings (SBS), TPG Holdings, and TPG New Holdings, (iii) each Person that was a partner of an entity listed in clause (ii) at the time of the relevant portion of the Reorganization, (iv) TPG Partner Holdings and each person that was a direct or indirect partner of TPG Partner Holdings at the time of the relevant portion of the Reorganization, (v) JW and each TPG Founder, and (vi) each GP Related Entity.
“Effective Date” shall have the meaning set forth in the preamble.
“Exchange Agreement” shall mean the Exchange Agreement, dated on or about the date of the IPO, by and among PubCorp, the TPG Holdings I-III Partnerships, TPG OpCo Holdings, and certain other parties thereto.
“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“General Partners” shall mean TPG Partner Holdings and TPG Group Holdings (SBS).
“GPCo” shall mean TPG GPCo, LLC, or TPG GPCo, Inc. after conversion pursuant to Section 2.7.
“GP Related Entity” shall mean (i) TPG Group Holdings (SBS) Advisors Inc., (ii) TPG Group Holdings (SBS) Advisors LLC, (iii) TPG Partner Holdings Advisors, (iv) TPG Group Advisors, (v) TPG Group Advisors LLC, (vi) BondCo, Inc., (vii) CoulCo, Inc., (viii) TPG GP A, (ix) DB CC, LLC, a Delaware limited liability company, (x) JC CC, LLC, a Delaware limited liability company, (xi) JW CC, LLC, a Delaware limited liability company, (xii) TPG GP Advisors, Inc., (xiii) TPG PEP GenPar Advisors, Inc. and (xiv) any entity owned by a TPG Founder.
“IPO” means the initial public offering and sale of Class A Common Stock, as contemplated by the PubCorp’s Registration Statement on Form S-1 (File No. 333-261681).
“JW” shall have the meaning set forth in the preamble.
“Law” shall mean all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
“Leveraged Distributions” means the following transactions effected in 2021: (i) the borrowing of cash by TPG Holdings II under a term loan, (ii) the distribution by TPG Holdings II of all or a portion of the proceeds of such term loan, and (iii) the distribution by TPG Holdings II-A, LLC, TPG Group Holdings (SBS) and TPG Holdings of such entity’s direct or indirect share of such proceeds.
“Losses” shall have the meaning set forth in Section 3.1(a).
“Manager Interests” means (i) the interests in TPG Holdings II Sub, L.P. and TPG Europe LLP held (or formerly held) by BondCo, Inc. or CoulCo, Inc. and (ii) the interests in the following entities held (or formerly held), directly or indirectly, by JW or the TPG Founders: (A) TPG Group Holdings (SBS) Advisors Inc., (B) TPG Group Holdings (SBS) Advisors LLC, (C) TPG Partner Holdings Advisors, (D) TPG Group Advisors, (E) TPG Group Advisors LLC, (F) TPG GP Advisors, Inc., (G) TPG PEP GenPar Advisors, Inc., (H) TPG GP Services, L.P., (I) TPG VSC- A, L.P., (J) TPG Genpar IV, L.P. and (K) any other entity (other than a Covered Entity) through which JW or the TPG Founders exercise control over the business of TPG.
“Manager Losses” means (x) any loss, liability, damage, tax, cost or expense (including legal fees and expenses and any amounts paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding by reason of any act or omission performed or omitted by any Manager Owner prior to the TPG Holdings II Sub Contribution in such Manager Owner’s capacity as an equityholder, general partner, director or officer (or any analogous function) of any entity in which such Manager Owner holds (or formerly held) Manager Interests, including any such loss, liability, damage, tax, cost or expense relating to TPG Global’s operation, administration or reporting with respect to aircraft leased by TPG Global (other than any taxes relating solely to the ownership of such aircraft (e.g., depreciation deductions) (other than with respect to Taxes otherwise covered by this clause (x)(2)); provided that such Manager Losses are not found by a court of competent jurisdiction to have resulted from such Manager Owner’s bad faith, fraud, gross negligence or willful misconduct; and, without duplication; (y) any U.S. federal, state or local or non-U.S. income Taxes imposed on items of income, gain, loss or deduction recognized by a Manager Owner but only if and to the extent (i) such items of income, gain, loss or deduction are attributable to the Manager Interests (except in the case of an Manager Interest described in clause (ii) of the definition thereof to the extent such Manager Interest represents an indirect economic interest in one or more investments or businesses) for a taxable period (or portion thereof) ending on or prior to the day of the IPO, (ii) such recognition is inconsistent with the tax returns filed by the TPG Group and (iii) such recognition results from (A) an adjustment made by a taxing authority or (B) an amendment to any such tax returns that was made in connection with an audit by a taxing authority. “Manager Losses” shall also include any costs or expenses (including attorneys’ or accountants’ fees) incurred by a Manager Owner attributable to the Taxes described in the preceding sentence (including any such costs or expenses incurred in appearing at, participating in or defending any claim relating to (or otherwise attributable to) such Taxes).
“Manager Owner” means each of BondCo, Inc., CoulCo, Inc. and their respective direct and indirect owners.
“Person” shall mean any corporation, association, joint venture, partnership, limited liability company, organization, business, individual, trust, government or agency or political subdivision thereof or other legal entity.
“Party” and “Parties” shall have the meaning set forth in the preamble.
“PubCorp” shall have the meaning set forth in the recitals.
“PubCorp Charter” shall mean the certificate of incorporation of the PubCorp, as amended, from time to time.
“RemainCo General Partner” shall mean Tarrant RemainCo GP, LLC, a Delaware limited liability company.
“RemainCo Holdings” shall mean Tarrant RemainCo Holdings, LLC, a Delaware limited liability company.
“RemainCo I-III Partnerships” shall mean Tarrant Remain Co I, L.P., a Delaware limited partnership, Tarrant Remain Co II, L.P., a Delaware limited partnership, and Tarrant Remain Co III, L.P., a Delaware limited partnership.
“RemainCo Partner Holdings” shall mean Tarrant RemainCo Partner Holdings, L.P., a Delaware limited partnership.

“Reorganization” means (i) the transactions described in Article II, as such transaction may be modified or supplemented, (ii) the Leveraged Distributions and (iii) any actual or deemed contribution or transfer (directly or indirectly) of any asset by any TPG Founder or GP Related Entity to PubCorp, a TPG Holdings I-III Partnership or any subsidiary of any TPG Holdings I-III Partnership. For the avoidance of doubt, the term “Reorganization” shall exclude any sale or exchange any sale or exchange contemplated by a Strategic InvestorTransfer Agreement, Partner Transfer Agreement or the Exchange Agreement.
“Reorganization Schedule” means the schedule setting forth additional information related to the Reorganization attached hereto.
“Taxes” shall mean any taxes of any sort, including any imputed underpayment and any interest, penalties or additions to tax.
“TPG Founders” shall mean David Bonderman and James Coulter.
“TPG GP A” shall have the meaning set forth in the preamble.
“TPG Group” shall mean TPG Partner Holdings, TPG Holdings, TPG New Holdings, TPG Group Holdings (SBS), the TPG Holdings I-III Partnerships, TPG Holdings II Sub, L.P., a Delaware limited partnership and their respective subsidiaries.
“TPG Group Advisors” shall have the meaning set forth in the preamble.
“TPG Group Advisors LLC” shall have the meaning set forth in the preamble.
“TPG Group Holdings (SBS)” shall mean TPG Group Holdings (SBS), L.P., a Delaware limited partnership and any successor thereto.
“TPG Group Holdings (SBS) Advisors Inc.” shall have the meaning set forth in the preamble.
“TPG Group Holdings (SBS) Advisors LLC” shall have the meaning set forth in the preamble.
“TPG Holdings” shall mean TPG Holdings, L.P., a Cayman Islands exempted limited partnership.
“TPG Holdings I” shall have the meaning set forth in the preamble.
“TPG Holdings II” shall have the meaning set forth in the preamble.
“TPG Holdings III” shall have the meaning set forth in the preamble.
“TPG Holdings I-III Partnerships” shall mean TPG Holdings I, TPG Holdings II and TPG Holdings III.
“TPG Holdings I-III Units” shall mean a “Common Unit” as defined in, and issued under the applicable limited partnership agreement of TPG Holdings I-III Partnerships.
“TPG LPCo-2” means TPG LPCo-2, LLC, a Delaware limited liability company.

“TPG New Holdings” means TPG New Holdings, LLC, a Delaware limited liability company.
“TPG OpCo Holdings” means TPG OpCo Holdings, L.P., a Delaware limited partnership.
“TPG Partner Holdings” shall mean TPG Partner Holdings, L.P., a Cayman Islands exempted limited partnership and any successor thereto.
“TPG Partner Holdings Advisors” shall have the meaning set forth in the preamble.
“TPH Partners” shall mean limited partners of TPG Partner Holdings, L.P.
“TRA” shall mean the Tax Receivable Agreement, dated on or about the date of the IPO, by and among PubCorp, the TPG Holdings I-III Partnerships, TPG OpCo Holdings, and certain other parties thereto.
1.2 Other Interpretive Provisions.
(a) When a reference is made in this Agreement to “Articles,” “Sections,” “Exhibits,” or “Schedules,” such reference shall be to an Article or Section of, or Exhibit, or Schedule to, this Agreement unless otherwise indicated.
(b) The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement.
(c) Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed followed by the words “without limitation.”
(d) Whenever the words “herein,” “hereof” and “hereunder” and other words of similar import are used in this Agreement, they shall be deemed to refer to the provisions of this Agreement as a whole and not to any particular section, paragraph or subdivision. As used in this Agreement, the phrases “a provision of this Agreement”, “the provisions of this Agreement” and derivative or similar phrases shall mean or refer only to any express provision actually written in this Agreement.
(e) Whenever the word “or” is used in this Agreement, it shall not be deemed exclusive.
(f) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.
(g) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(h) Except as expressly stated in this Agreement, all references to any statute, rule or regulation (including in the definition thereof) are to such statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute), and all references to any section of any statute, rule or regulation include any successor to such section.

(i) Except as expressly stated in this Agreement, all references to any agreement are to such agreement and include any exhibits, annexes and schedules attached to such agreement, and all references to any section of such agreement include any successor to such section, in each case, as such agreement, exhibit, annex, schedule or section is amended, modified, supplemented or restated from time to time.
(j) All references to “$” or “dollars” mean the lawful currency of the United States of America.
(k) No rule of construction against the draftsperson shall be applied in connection with the interpretation or enforcement of this Agreement, as this Agreement is the product of negotiation between sophisticated parties advised by counsel.
(l) Whenever this Agreement shall require a party to take an action, such requirement shall be deemed an undertaking by such party to cause it and its subsidiaries, and to use its reasonable efforts to cause its other affiliates, to take appropriate action in connection therewith.
ARTICLE II
REORGANIZATION
2.1 2021 TPG Holdings I-III Recapitalizations and Divisions. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause (i) the TPG Holdings I-III Partnerships to contribute certain assets and liabilities to the RemainCo I-III Partnerships, (ii) a series of newly formed entities to be merged with and into each of the TPG Holdings I-III Partnerships and as a result of such mergers shall cause (A) the interests in the RemainCo I-III Partnerships to be distributed to the partners of the TPG Holdings I-III Partnerships and (B) the limited partnership agreement of each TPG Holdings I-III Partnership to be amended and restated and (iii) certain distributions of interests in the RemainCo I-III Partnerships and the TPG Holdings I-III Partnerships.
2.2 2021 TPG Holdings Recapitalization and Division. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause (i) TPG Holdings to domesticate from the Cayman Islands to Delaware, (ii) a newly formed entity to be merged with and into TPG Holdings and as a result of such merger for TPG Holdings to become a subsidiary of TPG New Holdings, (iii) a portion of TPG Holdings’ interest in each of the RemainCo I-III Partnerships to be contributed to RemainCo Holdings, and (iv) a newly formed entity to be merged with and into TPG New Holdings and as a result of such merger shall cause the interests in RemainCo Holdings and its interests in the TPG Holdings I-III Partnerships and the remaining interests in the RemainCo I-III Partnerships to distributed to the members of TPG New Holdings.
2.3 2021 TPG Partner Holdings Recapitalization and Division. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause (i) TPG Partner Holdings to domesticate from the Cayman Islands to Delaware, (ii) TPG Partner Holdings’ interests in RemainCo Holdings to be contributed to RemainCo Partner Holdings, and (iii) a newly formed entity to be merged with and into TPG Partner Holdings and as a result of such merger shall cause (A) the interests in RemainCo Partner Holdings to distributed to the partners of TPG Partner Holdings and (B) the limited partnership agreement of TPG Partner Holdings to be amended and restated.

2.4 Recapitalizations upon the IPO. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause each Covered Entity to be recapitalized and limited partnership agreements and other organizational documents of each Covered Entity to be amended and restated in the manner contemplated by their then-existing the limited partnership agreements and other organizational documents.
2.5 TPEP Transactions. At the Applicable Time and in accordance with the definitive documentation, the transactions reflected on Schedule 2.5 shall be effected in accordance with such Schedule.
2.6 TPG Group Holdings (SBS) Distributions. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause (i) TPG Holdings I-A, LLC to distribute to TPG Group Holdings (SBS) a limited partnership interest in TPG Holdings I in accordance with Schedule 2.6, (ii) TPG Holdings II-A, LLC to distribute to TPG Group Holdings (SBS) a limited partnership interest in TPG Holdings II in accordance with Schedule 2.6, and (iii) TPG Holdings III-A, LP to distribute to TPG Group Holdings (SBS) a limited partnership interest in TPG Holdings III in accordance with Schedule 2.6.
2.7 Conversion of Certain PubCorp Related Entities. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause each of the entities listed on Schedule 2.7 to convert to a Delaware corporation.
2.8 TPG Group Holdings (SBS) Contributions. At the Applicable Time and in accordance with the definitive documentation, the General Partners shall cause (i) TPG Group Holdings (SBS) to contribute to PubCorp the equity interests listed on Schedule 2.8 and cash in accordance with such Schedule and (ii) PubCorp to issue to TPG Group Holdings (SBS) Class A Common Stock and shares of Class B Common Stock in accordance with such Schedule.
2.9 TPG Holdings II Sub Contribution. At the Applicable Time and in accordance with the definitive documentation, (i) BondCo, Inc. and CoulCo, Inc. shall each contribute their equity interest in TPG Holdings II Sub, L.P. to PubCorp, (ii) PubCorp will issue to each of BondCo, Inc. and CoulCo, Inc. Class A Common Stock, and (iii) PubCorp will (directly and indirectly) contribute all or a portion of such equity in TPG Holdings II Sub, L.P. to TPG Holdings II.
2.10 TPG GP Advisors, Inc. Contribution. At the Applicable Time and in accordance with the definitive documentation, (i) TPG GP Advisors, Inc. and certain other persons will contribute their respective rights to designate the recipients of certain performance allocations and cash to PubCorp, (ii) PubCorp will issue such persons Class A Common Stock and (iii) PubCorp will contribute such rights to GPCo, in accordance with Schedule 2.10.
2.11 TPG GP A Transactions. At the Applicable Time and in accordance with the definitive documentation, (i) TPG Partner Holdings Advisors, Inc. will transfer its interest in TPG Group Advisors (Cayman), LLC to TPG GP A, (ii) TPG Group Holdings (SBS) Advisors, Inc. will transfer its interest in TPG Group Holdings (SBS) Advisors, LLC to TPG GP A and (iii) JC CC LLC, DB CC LLC, and JW CC LLC will each be admitted as a member of TPG GP A.

ARTICLE III
MISCELLANEOUS
3.1 Indemnification.
(a) The TPG Holdings I-III Partnerships shall, on a joint and several basis, subject to the terms of this Section 3.1, indemnify and hold harmless each Covered Person from and against any claim, action, loss, liability, expense (including reasonable attorneys’ fees), damage, Tax, judgment, fine and penalty (collectively, “Losses”) incurred by such Covered Person as a result of any third party action, claim, audit, suit or proceeding against such Covered Person or any Covered Partnership that is attributable to the Reorganization (a “Covered Claim”).
(b) Expenses (including attorneys’ fees) incurred by a Covered Person in appearing at, participating in or defending any Covered Claim shall be paid by one or more of the TPG Holdings I-III Partnerships in advance of the final disposition of such Covered Claim within 10 days after receipt by such TPG Holdings I-III Partnerships of a statement or statements from such Covered Person requesting such advance or advances from time to time, whether prior to or after final disposition of any Covered Claim. Each Covered Person hereby undertakes to repay any amounts advanced (without interest) to the extent that it is ultimately determined by a court of competent jurisdiction in a non-appealable decision that such Covered Person is not entitled under this Agreement to be indemnified by the TPG Holdings I-III Partnerships in respect thereof. Such undertaking shall be unsecured and accepted without reference to the financial ability of a Covered Person to make repayment and without regard to a Covered Person’s ultimate entitlement to indemnification under the other provisions of this Agreement.
(c) Notwithstanding Section 3.1(a), (i) Losses shall exclude all Taxes other than Applicable Taxes attributable to the recognition of Covered Income, (ii) Losses shall include any reduction in the TRA Payments (for the avoidance of doubt, including any “iterative” payments under the TRA) made to a Covered Person as a result of the recognition of Covered Income, and (iii) if a Covered Person is entitled to indemnification under this Agreement for any Applicable Taxes, the form and amount of indemnification shall be structured in a manner designed (as mutually agreed between TPG Holdings II and TPG GP A LLC) so that such Covered Person has borne out of its own funds and without reimbursement (other than by virtue of owning a direct or indirect interest in a TPG Holdings I-III Partnership) at the end of any taxable year of such Covered Person the amount of Applicable Taxes that such Covered Person would have borne if there had been no Covered Income, taking into account any offsetting tax benefits received by the Covered Person as a result of the recognition of Covered Income and the timing of such Applicable Taxes but without taking into account any difference in tax rates arising from a change in character of any underlying income, gain, loss or deduction. For purposes of this Section 3.1(c) and the definition of “Covered Income,” “recognize” and “recognition” shall include disallowance of losses or deductions, the recharacterization or change in timing of recognition of any tax items and any adjustments by a taxing authority.

(d) The TPG Holdings I-III Partnerships shall have no obligation to indemnify any Covered Person under this Agreement for any amounts paid in settlement of any action, suit or proceeding without their prior written consent. The TPG Holdings I-III Partnerships shall not settle any action, suit or proceeding in any manner that would impose any fine or other obligation on a Covered Person without such Covered Person’s prior written consent. Neither The TPG Holdings I-III Partnerships nor any Covered Person will unreasonably withhold, condition or delay its, his, or her consent to any proposed settlement.
(e) The provisions for indemnification and advancement of expenses set forth in this Agreement shall not be deemed exclusive of, a substitute for or in abrogation of any other rights which a Covered Person may have under any provision of law, in any court in which a proceeding is brought, the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or comparable organizational documents of the TPG Holdings I-III Partnerships, other agreements or otherwise, and a Covered Person’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of such Covered Person. No amendment or alteration of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement, or comparable organizational documents of the TPG Holdings I-III Partnerships or any other agreement shall adversely affect the rights provided to a Covered Person under this Agreement.
(f) The foregoing provisions of this Section 3.1 shall survive any termination of this Agreement.
3.2 In the event that any of the transactions described in Section 2.8 through 2.11 occur, the TPG Holdings I-III Partnerships shall, on a joint and several basis, subject to the terms of this Section 3.2, indemnify and hold harmless each Manager Owner for any Manager Losses; provided that, if a Manager Owner is entitled to be indemnified by TPG Global, LLC or one of its affiliates (collectively, “TPG Global”) pursuant to any arrangement or agreement existing as of the date of the TPG Holdings II Sub Contribution or entered into then or thereafter for any Manager Losses specified in clause (x) of the definition thereof (or recovers directly for such Manager Losses under an insurance policy), it is intended that (i) TPG Global and such insurer will be the full indemnitor (or insurer) of first resort and the TPG Holdings I-III Partnerships will be the full indemnitors of second resort for any such Manager Losses and (ii) any amount that the TPG Holdings I-III Partnerships are otherwise obligated to pay with respect to indemnification or advancement for such Manager Losses will be reduced by the amount such Manager Owner receives in respect of such indemnification, advancement or insurance from TPG Global and/or its insurer. The rights and obligations applicable to Covered Persons and the TPG Holdings I-III Partnerships under Section 3.1 shall apply to the Manager Owner and TPG Holdings I-III Partnerships, mutatis mutandis. For the avoidance of doubt, the limitation in Section 3.1(c) shall not apply to Manager Losses.
3.3 Notices.
(a) All notices, requests, demands or other communications provided for or permitted to be given pursuant to this Agreement must be in writing.

(b) All notices, requests, demands and other communications to be sent under this Agreement shall be sent to in the case of the TPG Holdings I-III Partnerships to:
TPG Global, LLC
301 Commerce Street, Suite 3300
Fort Worth, Texas 76102
Attention:        Brad Berenson
Email:              bberenson@tpg.com
3.4 Amendment; Waiver. Any provision of this Agreement (including the Reorganization Schedule and the other Schedules and Exhibits hereto) may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.
3.5 Reorganization Schedules. The Parties have set forth additional information relating to the Reorganization on the Schedule in a section thereof that corresponds to the section of this Agreement to which it relates.
3.6 Entire Agreement; Integration. This Agreement and the Reorganization Schedules constitute (for the respective Parties that are parties thereto and bound thereby) the full and entire understanding and agreement among the Parties with regard to the subject matters hereof and thereof and supersede all prior understandings and agreements, written or oral, relating to the matters set forth herein and therein, and any such prior understandings or agreements are superseded hereby.
3.7 Assignment. Neither this Agreement nor any of the rights hereunder shall be assigned by any of the Parties without the prior written consent of the other Parties. Any attempted assignment in contravention of this Section 3.7 shall be null and void.
3.8 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person other than the Parties, any legal or equitable right, remedy or claim under or in respect of this Agreement or any covenant, condition or provisions herein contained, and such provisions are and shall be held to be for the sole and exclusive benefit of the Parties.
3.9 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdictions, it being intended that all rights and obligations of the Parties hereunder shall be enforceable to the fullest extent permitted by Law. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be replaced with a legal, valid and enforceable term which would to the greatest degree possible reflect the original intentions of the parties hereunder.
3.10 Governing Law; Jurisdiction; Arbitration.

(a) THIS AGREEMENT AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT, TORT OR STATUTE) THAT MAY BE BASED UPON, ARISE OUT OF OR RELATE TO THIS AGREEMENT SHALL BE GOVERNED BY, AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, INCLUDING ITS STATUTE OF LIMITATIONS, WITHOUT REFERENCE TO ANY CHOICE OF LAW PROVISION THEREOF THAT WOULD MANDATE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION, EXCEPT THAT THE ARBITRATION PROVISIONS SET FORTH IN THIS SECTION 3.10 SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT, TITLE 9, UNITED STATES CODE.
(b) Any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding the validity or termination of this Agreement, or the performance or breach hereof, shall be finally settled by arbitration administered by the American Arbitration Association (“AAA”), in accordance with its Commercial Arbitration Rules in effect at the time of the arbitration. The place of arbitration shall be Fort Worth, Texas and the proceedings shall be conducted in the English language. The arbitration shall be conducted by three arbitrators. Each arbitrator shall be a person with significant experience in the financial services industry or representing persons in the financial services industry. Each of the parties to the arbitration shall nominate one arbitrator within 15 days after delivery of a request for arbitration in writing by any of the Parties. In the event that any of the parties to the arbitration fail to nominate an arbitrator as and within such time period provided in the preceding sentence, upon request of either of such parties, such arbitrator shall instead be appointed by the AAA within 15 days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall nominate the third arbitrator within 15 days of their appointment. If the first two appointed arbitrators fail to nominate a third arbitrator, then, upon request of the parties to the arbitration, the third arbitrator shall be appointed by the AAA within 30 days of receiving such request. The third arbitrator shall serve as Chairman of the arbitral tribunal. The arbitrators shall endeavor to render a final award within 90 days of submission of a request for arbitration. Failure to adhere to this time limit shall not be a basis for challenging the award. The award rendered by the arbitrators shall be final and binding on the parties thereto and judgment on such award may be entered in any court of competent jurisdiction. All costs and expenses incurred by the Parties in connection with any arbitration hereunder shall be borne by the Party against whom the arbitrators’ award is rendered, and such Party shall promptly reimburse the Party in whose favor the arbitrators’ award is rendered for any of such costs and expenses incurred by such Party.
(c) By agreeing to arbitration, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration, and a request for such provisional remedies by a Party to a court shall not be deemed a waiver of this agreement to arbitrate. In addition to the authority conferred upon the arbitrators by the rules specified above, the arbitrators shall also have the authority to grant provisional remedies, including injunctive relief.

(d) Except as may be required by applicable Law or court order, the Parties agree to maintain confidentiality as to all aspects of any arbitration arising out of, relating to or in connection with this Agreement, including any such arbitration’s existence and results, except that nothing herein shall prevent a Party from disclosing information regarding such arbitration for purposes of enforcing the award or this arbitration clause, or in any court proceeding requesting the issuance of provisional remedies in accordance with Section 3.10(c). The Parties further agree to obtain the arbitrators’ agreement to preserve the confidentiality of the arbitration.
3.11 Counterparts. This Agreement may be executed and delivered in any number of counterparts, (including by facsimile or electronic transmission (including PDF or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g. www.docusign.com), each of which shall be an original and all of which together shall constitute a single instrument.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.
[Signature Page to the Reorganization Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TPG HOLDINGS I, L.P.

By:	TPG Holdings I-A, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG HOLDINGS II, L.P.

By:	TPG Holdings II-A, LLC, its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President

TPG HOLDINGS III, L.P.

By:	TPG Holdings III-A, L.P., its general partner

By:	TPG Holdings III-A, Inc., its general partner

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to the Reorganization Agreement]

TPG GROUP HOLDINGS (SBS) ADVISORS, INC.

By:	/s/ Ken Murphy
Name: Ken Murphy Title: Chief Operating Officer

TPG GROUP HOLDINGS (SBS) ADVISORS, LLC

By:	/s/ Ken Murphy
Name: Ken Murphy Title: Chief Operating Officer

TPG GP A, LLC

By:	/s/ Ken Murphy
Name: Ken Murphy Title: Chief Operating Officer
[Signature Page to the Reorganization Agreement]

TPG PARTNER HOLDINGS ADVISORS, INC.

By:	/s/ Michael LaGatta
Name: Michael LaGatta
Title: Vice President
[Signature Page to the Reorganization Agreement]

TPG GROUP ADVISORS (CAYMAN), INC.

By:	/s/ Michael LaGatta
Name: Michael LaGatta Title: Vice President & Secretary

TPG GROUP ADVISORS (CAYMAN), LLC

By:	/s/ Michael LaGatta
Name: Michael LaGatta Title: Vice President & Secretary
[Signature Page to the Reorganization Agreement]

By:	/s/ David Bonderman
Name: David Bonderman
[Signature Page to the Reorganization Agreement]

By:	/s/ James G. Coulter
Name: James G. Coulter
[Signature Page to the Reorganization Agreement]

By:	/s/ Jon Winkelried
Name: Jon Winkelried

[Signature Page to the Reorganization Agreement]